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                                     EXHIBIT 3.6
                    Articles of Incorporation, dated July 28, 1999

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                                ARTICLES OF AMENDMENT
                                        TO THE
                              ARTICLES OF INCORPORATION
                                          OF
                             ONLINE HEARING DOT COM, CO.



     Pursuant to the provisions of Section 607.1003 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation.

     FIRST, Article 1 of the Corporation's Articles of Incorporation is hereby amended to read as follows:

                                  "ARTICLE 1

                                     NAME

The name of the Corporation shall be "Rompus Interactive Corp."

     FURTHER RESOLVED, that the Board of Directors and the Officers of the Corporation be and they hereby are authorized and directed to take all actions necessary and appropriate to complete the name change which is the subject of this Resolution.

     Executed as of the date set forth below.


Dated: July 26, 1999               By:  /s/ Bradley R. Wilson
                                        -------------------------------
                                            Bradley R. Wilson
                                            President